Exhibit 99.1

WCA Waste Corporation to Acquire Two Landfills, a Transfer Station, and Three Hauling Operations from Emerald Waste

HOUSTON, December 15, 2010 (GLOBE NEWSWIRE) – WCA Waste Corporation (Nasdaq: WCAA) announced today that it has signed a purchase agreement to acquire certain assets of Emerald Waste Services. The assets include two landfills, one transfer station and three hauling operations.

The landfills are the MacLand I commercial and industrial municipal solid waste landfill and MacLand II construction and demolition landfill located in Mississippi. The landfills service five counties in Mississippi and Alabama. The transfer station and hauling operations located in central Florida consist of 115 residential, commercial and roll-off routes servicing seven counties in the Gainesville, Orange City and Daytona Beach market areas. The assets being acquired generate approximately $37 million in annual revenue and consist of 220 employees. The closing of the transaction is subject to normal customary closing conditions.

WCA has identified further growth opportunities within these market areas including numerous hauling contracts that will be up for bid over the next several years in the central Florida market. In addition there are many opportunities in Biloxi, Mississippi and the industrial complex of Mobile, Alabama which offer potential sources of new volume for the landfill operations.

Tom J. Fatjo, Jr., Chairman and Chief Executive Officer stated. “We are excited about the acquisition and the opportunities for growth in these market areas. We remain focused on growing WCA by acquiring tuck-in operations in our existing markets, and acquiring companies in new markets. We are actively pursuing other acquisition candidates and hope to announce additional transactions in the near future.”

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions.  The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

We are subject to a number of risks with respect to our acquisition activities generally, and the proposed acquisition of the Emerald Waste assets, including the following: the transaction is subject to regulatory approval, the receipt of which cannot be assured and if not obtained would require the unwinding of a portion of the transaction;  we may be unsuccessful in efficiently integrating the combined operations of our company and the Emerald Waste assets that we would acquire; our inability to expand the permitted area of the MacLand Landfills in the future would have an adverse effect on the results of operations of the Landfills; and we will be subject to other operational and transaction risks inherent to acquisitions generally.  Furthermore, we may not be successful in identifying and consummating additional acquisition candidates and any acquisitions we make may not be successful.

Our results will be subject to a number of operational and other risks, including the following: general economic conditions may impact our business; we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Risk Factors" and "—Cautionary Statement about Forward-Looking Statements" included in our Form 10-K for the year ended December 31, 2009, to which we refer you for additional information.

Questions and other inquiries may be directed to Tommy Fatjo.

Contact: WCA Waste Corporation (NASDAQ: WCAA)

Houston, Texas

Tommy Fatjo, 713-292-2400